UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

MLM INDEX FUND
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series: 22-2897229
Leveraged Series: 22-3722683
Commodity L/S Unleveraged Series: 20-8806944
Commodity L/N Unleveraged Series: 27-1198002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 South State Street
Newtown, PA 18940
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (267) 759-3500

Item 5.01. Changes in Control of Registrant.

Mount Lucas Management Corporation (the “Corporation”), the Manager of the MLM Index Fund (the “Registrant”), underwent a reorganization effective January 3, 2011.  Under the terms of the reorganization, Mount Lucas Management LP (“MLM LP”) acquired the assets of the Corporation in exchange for limited partnership interests issued to the Corporation.  MLM LP will act as the successor Manager for the Registrant.  The members of the Board of Directors of the Corporation and the Board of Managers of MLM LP remain the same group of individuals.  Voting and control are unchanged.  There have been no arrangements or understandings amongst the members of either the former or current Manager of the Registrant with respect to election of directors or with regards to any other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2011

MLM INDEX FUND
(Registrant)

By:	/s/ Timothy J. Rudderow
Timothy J. Rudderow
President